UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  October 28, 2008

SIGNALIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111683	87-0441351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 Laurel Canyon Blvd., Suite 203 Studio City, California 91607 (864) 233-2300
(Address of principal executive offices) (Zip Code) (Registrant's telephone number, including area code)
N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

Section 5 — Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Principal Officers

On October 7, 2008, Dr. Jay Johnson resigned as a director of Signalife. Dr. Johnson stated that his decision to resign was based upon his inability to devote sufficient time and energy to Signalife’s affairs in view of substantially increased demands on his time and energy arising from his growing private practice.

On October 15, 2008, Signalife appointed Mr. Willie Gault, a director, as Co-Chief Executive Officer in charge of Operations, with responsibilities of raising money, handling hospital and physician sales in coordination with other company management, and supervising operations in a manner commensurate with industry standards for the CEO of a public company.  Mr. Rowland Perkins, in turn, would remain as Co-Chief Executive Officer in charge of Administration. As compensation for his services, Mr. Gault would be paid $1 per year over a two-year term unless and until the Company is profitable at which point the Board may adjust his compensation in its discretion.

On October 29, 2008, Signalife removed Mr. Lee Ehrlichman as its President and Chief Operations Officer on the basis, inter alia, of his failure to perform in selling the company’s products notwithstanding Mr. Ehrlichman’s belief that he should be paid monies although he had not in the Company’s mind even attempted to do so while making an already large sum of nearly $200,000.  On October 28, 2008, Mr. Ehrlichman claimed that Signalife was in default in its obligations in paying Mr. Ehrlichman’s salary and benefits under his employment agreement, and also claimed that Signalife misrepresented the company’s financial ability to pay salary and benefits when the employment agreement was entered into.  Signalife denies any misrepresentation, and asserts that Mr. Ehrlichman misrepresented his ability to generate sale when the employment agreement was entered into, and claims that the employment agreement was void ab initio.  Pursuant to the terms of Mr. Ehrlichman’s employment agreement, Mr. Ehrlichman’s status as a director automatically terminated on October 29, 2008 as a consequence of his termination as an executive officer.

Upon Mr. Erhlichman’s termination as its President and Chief Operations Officer referenced above, Mr. Gault also assumed the role of President of the Company pursuant to appointment by co-Chief Executive Officer Rowland Perkins, and also at a salary of $1 per year until actual performance is achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Studio City, California, this 30th day of October, 2008.

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Rowland Perkins
Rowland Perkins Co-Chief Executive Officer of Administration